Exhibit 99.1

MEI Pharma Adopts Limited-Duration Stockholder Rights Plan

- Responds to Substantial Stock Accumulation by Anson Advisors and Cable Car Capital -

- Protects Long-Term Value of All Stockholders’ Investments in MEI Pharma -

San Diego – October 2, 2023 – MEI Pharma, Inc. (Nasdaq: MEIP), a clinical-stage pharmaceutical company focused on advancing new therapies for cancer, today announced that its Board of Directors has unanimously approved the adoption of a limited-duration stockholder rights plan (“Rights Plan”) under which stockholders will receive rights to purchase a new series of preferred stock in certain circumstances.

The Board of Directors resolved to adopt the Rights Plan following the recent Schedule 13D amendments filed by Anson Advisors Inc. (“Anson Advisors”) and Cable Car Capital LLC (“Cable Car Capital” and, together with Anson Advisors and their respective affiliates, the “Anson and Cable Car Group”), in which the Anson and Cable Car Group disclosed that they and their affiliates have acquired a position that represents approximately 19.9% of the outstanding shares in MEI Pharma held outright. Additionally, the Anson and Cable Car Group have sold exchange-listed put options representing a potential aggregate of an additional 1,500,000 shares.

The Company issued the following statement:

In accordance with its fiduciary duties, the MEI Board of Directors is firmly committed to taking actions that are in the best interest of all of the Company’s stockholders. In that regard, our Board is focused on the Company’s drug development efforts and regularly evaluates the Company’s capital allocation to ensure that MEI is best positioned to optimize stockholder returns. As we’ve noted, the Company is advancing its two clinical programs that are both on the cusp of reporting clinical data during the first half of 2024 that could support value creation opportunities for the benefit of all stockholders.

We believe it is imperative that MEI stockholders are given the opportunity to realize the full long-term potential of their MEI investment. Our Board is therefore adopting this Rights Plan to prevent MEI stockholders from being deprived of that opportunity by a self-interested group taking control of the Company in a manner or at a price that is not in the best interest of all stockholders.

The Rights Plan is similar to plans adopted by other publicly traded companies. It is intended to promote the fair and equal treatment of all MEI stockholders and ensure that no person or group can gain control of MEI through open market accumulation or other tactics potentially disadvantaging the interest of all stockholders. The Rights Plan applies equally to all current and future stockholders and is not intended to deter offers that are fair and otherwise in the best interest of all the Company’s stockholders.

Pursuant to the Rights Plan, the Company is issuing one right for each share of common stock as of the close of business on October 12, 2023. The rights will initially trade with MEI Pharma’s common stock and will become exercisable only if any person acquires 20% or more of the Company’s outstanding common stock. In that case, each holder of a right (other than the acquiring person, whose rights will become void and will not be exercisable) will be entitled to purchase, at the then-current exercise price, additional shares of common stock having a then-current market value of twice the exercise price of the right. Any stockholders with beneficial ownership of 20% or more of the Company’s outstanding common stock prior to this announcement are grandfathered at their current ownership levels but are not permitted to increase their ownership without triggering the Rights Plan. The Rights Plan is effective immediately and will expire on September 30, 2024.

Further details about the Rights Plan will be contained in a Form 8-K to be filed by the Company with the Securities and Exchange Commission.

About MEI Pharma

MEI Pharma, Inc. (Nasdaq: MEIP) is a clinical-stage pharmaceutical company committed to developing novel and differentiated cancer therapies. We build our pipeline by acquiring promising cancer agents and creating value in programs through development, strategic partnerships, out-licensing and commercialization, as appropriate. Our approach to oncology drug development is to evaluate our drug candidates in combinations with standard-of-care therapies to overcome known resistance mechanisms and address clear medical needs to provide improved patient benefit. The drug candidate pipeline includes voruciclib, an oral cyclin-dependent kinase 9 (“CDK9”) inhibitor, and ME-344, an intravenous small molecule mitochondrial inhibitor targeting the oxidative phosphorylation pathway. For more information, please visit www.meipharma.com. Follow us on X (formerly Twitter) @MEI_Pharma and on LinkedIn.

Important Information and Where to Find It:

This statement is neither a solicitation of a proxy or consent nor a substitute for any proxy statement or other filings that may be made with the Securities and Exchange Commission (the “SEC”). Nonetheless, the Company, its directors and/or its director nominees and certain of its executive officers and employees may be deemed to be participants in the solicitation of revocations of consents relating to (i) the efforts of Cable Car Capital LLC (“Cable Car Capital” and, together with its affiliates, “Cable Car”), Anson Advisors Inc. (“Anson Advisors” and, together with its affiliates, “Anson”) and certain other participants to solicit consents for the removal of all members of the Company’s Board, or (ii) proxies from the Company’s stockholders in connection with the fiscal year 2024 Annual Meeting. The Company plans to file with the SEC (i) a consent revocation statement in connection with the solicitation of consents to remove the members of the Board (the “Consent Revocation Statement”) and (ii) a proxy statement in connection with the solicitation of proxies for the fiscal year 2024 Annual Meeting (the “Fiscal 2024 Proxy Statement”).

STOCKHOLDERS ARE URGED TO READ THE CONSENT REVOCATION STATEMENT AND THE FISCAL 2024 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Additional information regarding the identity of these potential participants and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Consent Revocation Statement or Fiscal 2024 Proxy Statement and other materials to be filed with the SEC in connection with the consent solicitation or the fiscal year 2024 Annual Meeting. Such information can also be found in the Company’s definitive proxy statement for the fiscal year 2023 Annual Meeting of Stockholders, filed with the SEC on October 27, 2022, the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2023, filed with the SEC on September 26, 2023, and in the Company’s Current Reports on Form 8-K filed with the SEC from time to time. To the extent holdings of the Company’s securities have changed since the amounts shown in the definitive proxy statement for the fiscal year 2023 Annual Meeting of Stockholders, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Updated information regarding the identities of potential participants and their direct or indirect interests, by security holdings or otherwise, in the Company will be set forth in the Fiscal 2024 Proxy Statement and other relevant documents to be filed with the SEC, if and when they become available.

Stockholders will be able to obtain, free of charge, copies of the Consent Revocation Statement and the Fiscal 2024 Proxy Statement (including any amendments or supplements thereto) and any other documents filed by the Company with the SEC in connection with the consent solicitation or the Fiscal 2024 Annual Meeting at the SEC’s website (www.sec.gov) or the Company’s investor website at https://www.meipharma.com/investors.

Forward-Looking Statements

Certain information contained in this press release that are not historical in nature are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 including, without limitation, statements regarding: the potential, safety, efficacy, and regulatory and clinical progress of our product candidates, including the anticipated timing for initiation of clinical trials and release of clinical trial data and our expectations surrounding potential regulatory submissions, approvals and timing thereof, our business strategy and plans; the sufficiency of our cash, cash equivalents and short-term investments to fund our operations. You should be aware that our actual results could differ materially from those contained in the forward-looking statements, which are based on management’s current expectations and are subject to a number of risks and uncertainties, including, but not limited to our failure to successfully commercialize our product candidates; the availability or appropriateness of utilizing the FDA’s accelerated approval pathway for our product candidates; final data from our pre-clinical studies and completed clinical trials may differ materially from reported interim data from ongoing studies and trials; costs and delays in the development and/ or FDA approval, or the failure to obtain such approval, of our product candidates; uncertainties or differences in interpretation in clinical trial results; uncertainty regarding the impact of rising inflation and the increase in interest rates as a result; potential economic downturn; activist investors; our inability to maintain or enter into, and the risks resulting from, our dependence upon collaboration or contractual arrangements necessary for the development, manufacture, commercialization, marketing, sales and distribution of any products; competitive factors; our inability to protect our patents or proprietary rights and obtain necessary rights to third party patents and intellectual property to operate our business; our inability to operate our business without infringing the patents and proprietary rights of others; general economic conditions; the failure of any products to gain market acceptance; our inability to obtain any additional required financing; technological changes; government regulation; changes in industry practice; and one-time events. We do not intend to update any of these factors or to publicly announce the results of any revisions to these forward-looking statements. Under U.S. law, a new drug cannot be marketed until it has been investigated in clinical studies and approved by the FDA as being safe and effective for the intended use.

Contacts:

David A. Walsey

MEI Pharma

Tel: 858-369-7104

investor@meipharma.com

Joele Frank, Wilkinson Brimmer Katcher

Dan Katcher / Aaron Palash

212-355-4449

MEIP-jf@joelefrank.com